Exhibit 107

Calculation of Filing Fee Tables

Form F-4/A

(Form Type)

UE Resorts International, Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(2)	Amount Registered(1)(3)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Warrants to purchase common shares(8)	457(a) 457(f)(1) 457(c)	1,500,000

	Equity	Common shares underlying warrants(9)	457(a) 457(f)(1) 457(c)	1,500,000	$12.00	$18,000,000	0.0000927	$1,668.60

Fees Previously Paid	Equity	Common shares, par value PHP 0.05 per share(4)(7)	457(f)(1) 457(c)	34,375,000	$9.88	$339,625,000	0.0000927	$31,483.24

	Equity	Warrants to purchase common shares(5)(7)	457(f)(1) 457(c)	22,750,000

	Equity	Common shares underlying warrants(6)(7)	457(f)(1) 457(c)	22,750,000	$11.88	$270,270,000	0.0000927	$25,054.03

	Total Offering Amounts					$627,895,000		$58,205.87

	Total Fees Previously Paid							$56,537.27

	Net Fee Due							$1,668.60

(1) The number of common shares, with a par value of PHP 0.05 per share (“UERI common shares”), of UE Resorts International, Inc. (“UERI”) and warrants (“UERI warrants”) to purchase UERI common shares being registered is based upon an estimate of the sum of (a) the maximum number of shares of Class A common stock, par value $0.0001 per share (“26 Capital Class A Stock”), of 26 Capital Acquisition Corp. (“26 Capital”) that will be outstanding immediately prior to the Merger and Share Acquisition (as defined herein) and exchanged for one UERI common share for each such share of 26 Capital Class A Stock; (b) the maximum number of shares of Class B common stock, par value $0.0001 per share, of 26 Capital (“26 Capital Class B Stock”) that will be outstanding immediately prior to the Merger and Share Acquisition and exchanged for one UERI common share for each such share of 26 Capital Class B Stock; and (c) the maximum number of warrants of 26 Capital (“26 Capital warrants”) that will be outstanding immediately prior to the Merger and Share Acquisition and exchanged for one UERI warrant for each such 26 Capital warrant.

(2) Based on (i) in respect of UERI common shares to be issued to 26 Capital stockholders, the average of the high ($9.90) and low ($9.85) prices of the shares of 26 Capital Class A Stock on Nasdaq on February 18, 2022, and (ii) in respect of UERI warrants to be issued to 26 Capital warrant holders, the sum of (a) the average of the high ($0.39) and low ($0.36) prices for the 26 Capital warrants on Nasdaq on February 18, 2022 and (b) $11.50, the exercise price of the 26 Capital warrants, resulting in a combined maximum offering price per warrant of $11.88. The maximum number of UERI warrants and UERI common shares issuable upon exercise of the UERI warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the UERI warrants has been allocated to the underlying UERI common shares and those UERI common shares are included in the registration fee.

(3) Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4) Represents UERI common shares issuable in exchange for outstanding 26 Capital common stock upon the merger of Project Tiger Merger Sub, Inc. (“Merger Sub”) with and into 26 Capital (the “Merger”).

(5) Represents UERI warrants, each whole warrant entitling the holder to purchase one UERI common share, to be issued in exchange for warrants of 26 Capital upon consummation of the Merger and Share Acquisition.

(6) Represents UERI common shares issuable upon the exercise of the UERI warrants.

(7) Fees previously paid upon filing of the F-4/Registration Statement on February 22, 2022.

(8) The registrant is registering an additional 1,500,000 UERI warrants and 1,500,000 UERI common shares underlying such UERI warrants. Based on the sum of (a) the average of the high ($0.50) and low ($0.50) prices for the 26 Capital warrants on Nasdaq on April 18, 2022 and (b) $11.50, the exercise price of the 26 Capital warrants, resulting in a combined maximum offering price per warrant of $12.00. The maximum number of additional UERI warrants and UERI common shares issuable upon exercise of the additional UERI warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the additional UERI warrants has been allocated to the underlying UERI common shares and those UERI common shares are included in the registration fee.

(9) Represents UERI common shares issuable upon the exercise of the additional UERI warrants.